Exhibit 1.1

EXECUTION VERSION

Hasbro, Inc.

9,210,527 Shares of Common Stock

UNDERWRITING AGREEMENT

New York, New York

November 5, 2019

BOFA SECURITIES, INC.

One Bryant Park

New York, New York 10036

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several

underwriters named in Schedule A hereto

Ladies and Gentlemen:

Hasbro, Inc., a corporation organized under the laws of the State of Rhode Island (the “Company”), proposes to (A) sell to the several underwriters named in Schedule A hereto (the “Underwriters”), acting severally and not jointly, for whom you are acting as representatives (in such capacity, the “Representatives”) the respective numbers of shares of Common Stock, par value $0.50 per share, of the Company (“Common Stock”) set forth in Schedule A hereto (the “Initial Securities”) and (B) grant to the Underwriters, acting severally and not jointly, the option described in Section 2(b) hereof to purchase all or any part of 1,381,579 additional shares of Common Stock (the “Option Securities” and, together with the Initial Securities, the “Securities”).

Any reference in this agreement (this “Agreement”) to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the 1934 Act (as defined below) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

The Company intends to use the proceeds of the offering of the Securities to finance, in part, the acquisition (the “Proposed Acquisition”) contemplated by the Arrangement Agreement, dated as of August 22, 2019 (the “Arrangement Agreement”), among the Company, 11573390 Canada Inc., a Canadian corporation and wholly owned subsidiary of the Company (“Acquireco”) and Entertainment One Ltd., a Canadian corporation (“eOne”). Pursuant to the terms of the Arrangement Agreement, Acquireco will acquire all of the issued and outstanding common shares of eOne by means of a statutory arrangement under the Canadian Business Corporations Act. The completion of the Proposed Acquisition is subject to the satisfaction or waiver of customary closing conditions. The closing of this offering is not conditioned upon the consummation of the Proposed Acquisition. If the Proposed Acquisition is not consummated for any reason, the Company intends to use the net proceeds of this offering to repurchase its Common Stock or for general corporate purposes, which may include debt repayment, capital expenditures and investments, as described in the Prospectus.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

As used in this Agreement:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgates thereunder.

“Applicable Time” means 4:45 P.M., the time when sales of the Securities were first made.

“Base Prospectus” means the base prospectus referred to in paragraph 1(a) below contained in the Registration Statement at the Applicable Time.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” means the Securities and Exchange Commission.

“Effective Date” means each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405.

“General Disclosure Package” means (A) the Base Prospectus, (B) the Preliminary Prospectus used most recently prior to the Applicable Time, (C) the information included on Schedule B-1 hereto, and (D) any Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 of the 1933 Act (“Rule 433”). For the avoidance of doubt, the term “Issuer Free Writing Prospectus” shall include the final term sheet contemplated by Section 4(b), the Free Writing Prospectuses identified on Schedule B-2 hereto and each electronic road show used in connection with the offering of the Securities.

“Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) below which is used prior to the filing of the Prospectus, together with the Base Prospectus.

“Prospectus” means the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“Registration Statement” means the registration statement referred to in paragraph 1(a) below, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (including, but not limited to, that certain Post-Effective Amendment No. 1 to Form S-3, dated as of June 13, 2018 and Post-Effective Amendment No. 2 to Form S-3, dated as of November 4, 2019), shall also mean such registration statement as so amended.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.    Representations and Warranties.

(a)    Representations and Warranties by the Company. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1:

(i)    Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act, and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (File No. 333-220331), including a related Base Prospectus, for registration under the 1933 Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering has been initiated or, to the Company’s knowledge, threatened by the Commission. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Prospectus shall contain in all material respects the information required by the 1933 Act and the rules thereunder, and shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

On each Effective Date, the Registration Statement did, the Preliminary Prospectus, when it was filed in accordance with Rule 424(b) did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

(ii)    Accurate Disclosure. On each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof.

The General Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof.

(iii)    Well-Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (D) at the Execution Time (with such date being used as the determination date for purposes of this clause (D)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(iv)    Company Not Ineligible Issuer. (A) At the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (C) as of the Execution Time (with such date being used as the determination date for purposes of this clause (C)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(v)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus as of its respective date and at all times through the completion or termination of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicts with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus. If at any time following the issuance of an Issuer Free Writing Prospectus through the completion or termination of the offering of the Securities under this Agreement there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, subject to the first sentence of Section 4(a), the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus not identified on Schedule B-I or Schedule B-II hereto, when taken together with the General Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(vi)    Documents Incorporated by Reference. The documents incorporated by reference in the General Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder then in effect and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii)    Material U.S. Federal Income Tax Considerations. The statements in the Preliminary Prospectus and the Prospectus under the heading “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(viii)    Absence of Changes to Company. Since the date as of which information is given in the General Disclosure Package and the Prospectus, there has not been (A) any material change in the capital stock (other than changes pursuant to open market or repurchase plans or employee benefit plans) or long term debt of the Company and its subsidiaries considered as a whole, or (B) any material adverse change, or any development known to the Company that is reasonably likely to result in a material adverse change, in or affecting the business, management, financial condition or results of operation or prospects of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus.

(ix)    Good Standing of the Company and its Subsidiaries. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Rhode Island, with power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, or reasonably be expected to, result in a material adverse effect on the business, management, financial condition or results of operation or prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); each of the Company’s subsidiaries that qualifies as a “significant subsidiary” under Section 1-02(w) of Regulation S-X (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation or other entity (as applicable) in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus; each Significant Subsidiary is duly qualified as a foreign corporation or other entity (as applicable) to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interests (as applicable) of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and (except for shares or other equity interests (as applicable) necessary to qualify directors or to maintain any minimum number of shareholders required by law) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(x)    Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xi)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii)    Authorization and Description of Securities. The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement, the Securities will have been validly issued, fully paid and non-assessable. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiii)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xiv)    Issuance and Sale of Securities. The issuance and sale of the Securities and the compliance by the Company with all of the provisions of the Securities and this Agreement and the consummation of the transactions herein and therein contemplated, will not result in (A) a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its Significant Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any material property or assets of the Company or any of its Significant Subsidiaries is subject; (B) any violation of the provisions of the Restated Articles of Incorporation or the Amended and Restated By-Laws of the Company, each as amended through the date hereof; or (C) a violation of any statute or any order, rule or regulation of any court or governmental agency or body in the United States having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except in the case of (A) and (B) above, as would not reasonably be expected to have a Material Adverse Effect.

(xv)    Consents; Blue Sky Laws. No consent, approval, authorization, order, license, decree, registration or qualification of or with any court or any such regulatory authority or other governmental body in the United States having jurisdiction over the Company is required for the issuance and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications (A) as have been obtained by the Company or as may be required by the securities, (B) Blue Sky laws of the various states and the securities laws of any jurisdiction outside the United States in which the Securities are offered or (C) as may be required in connection with the consummation of the Proposed Acquisition.

(xvi)    Absence of Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (A) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (B) could reasonably be expected to have a Material Adverse Effect.

(xvii)    Absence of Violations, Defaults and Conflicts. Neither the Company nor any subsidiary is in violation or default of (A) any provision of its organizational documents, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, except for such violations or defaults as would not, singly or in the aggregate, have a Material Adverse Effect; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, as applicable, except for such violations as would not, singly or in the aggregate, have a Material Adverse Effect.

(xviii)    Independent Accountants. (A) The accountants who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements of the Company and its subsidiaries and schedules thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent registered public accountants within the meaning of the 1933 Act, the 1934 Act and the applicable published rules and regulations thereunder and the Public Company Accounting Oversight Board and (B) to the knowledge of the Company, the accountants who have certified certain financial statements of eOne and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements of eOne and its subsidiaries and schedules thereto included in the Registration Statement, the General Disclosure Package or the Prospectus, are independent registered public accountants within the meaning of the 1933 Act, the 1934 Act and the applicable published rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations.

(xix)    Financial Statements; Non-GAAP Financial Measures. The consolidated historical financial statements of the Company and its subsidiaries included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes thereto, present fairly in all material respects the financial condition, results of operation and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The summary financial data set forth under the caption “Summary Historical Consolidated Financial Information of Hasbro” in the Preliminary Prospectus and the Prospectus fairly present, on the basis stated in the Preliminary Prospectus and the Prospectus, the information included therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xx)    Financial Statements of eOne; Non-GAAP Financial Measures. To the knowledge of the Company, the financial statements of eOne and its consolidated subsidiaries and the related notes and schedules thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operation and cash flows of eOne as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with International Financial Reporting Standards as adopted by the International Accounting Standards Board applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(xxi)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxii)    Accounting Controls and Disclosure Controls. The Company maintains a system of internal accounting control over financial reporting with respect to itself and its consolidated subsidiaries sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting was effective as of December 30, 2018 and the Company is not aware of any material weakness or current significant deficiency in its internal control over financial reporting.

(xxiii)    Company Disclosure Controls and Procedures. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the 1934 Act); based on the evaluation of these disclosure controls and procedures, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of September 29, 2019.

(xxiv)    Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxv)    Environmental Laws. Except as would not otherwise reasonably be expected to have a Material Adverse Effect or except as otherwise set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (C) are in compliance with all terms and conditions of any such permit, license or approval, and (D) are not subject to any claims or liabilities arising out of the release of or exposure to wastes, pollutants or contaminants and are not aware of any facts or circumstances which would form a reasonable basis for any such claim.

(xxvi)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxvii)    Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate governmental entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxviii)    Possession of Intellectual Property. Except in each case as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or as would not reasonably be expected to have a Material Adverse Effect, (A) to the Company’s knowledge, the Company or its subsidiaries own or possess the right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secrets and know-how used by and necessary to the Company or its subsidiaries in the conduct of the Company’s and its subsidiaries’ business taken as a whole as now conducted or as proposed in the General Disclosure Package and Prospectus to be conducted (collectively, the “Intellectual Property”) and (B) there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (x) challenging the Company’s rights in or to any Intellectual Property, (y) challenging the validity or scope of any Intellectual Property owned by the Company, or (z) alleging that the operation of the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party.

(xxix)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxx)    Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries (A) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) has made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (C) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder (the “FCPA”) or the U.K. Bribery Act of 2010 (the “Bribery Act”) or any other applicable anti bribery or anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the Bribery Act; and the Company and its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and any other applicable anti-bribery or anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxi)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxii)    OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, or person acting on behalf of the Company or any of its subsidiaries (“Person”) is an individual or entity currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxiii)    Sanctions. Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in Crimea, Cuba, Iran, North Korea and Syria (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”), in the preceding three years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(xxxiv)    Arrangement Agreement. The Company has not received any notice of breach or termination of the Arrangement Agreement. The representations and warranties of eOne in Article III of the Arrangement Agreement that are qualified by materiality or “Material Adverse Effect” or words to similar effect, to the Company’s knowledge, are true and correct in all respects (after giving effect to such qualifications) as of the date hereof (except for such representations and warranties that speak as of a specific date, which, to the Company’s knowledge, are true and correct (after giving effect to such qualifications) as of such date), and the representations and warranties of eOne in Article III of the Arrangement Agreement that are not qualified by materiality or

“Material Adverse Effect” or words to similar effect, to the Company’s knowledge, are true and correct in all material respects as of the date hereof (except for such representations and warranties that speak as of a specific date, which, to the Company’s knowledge, are true and correct in all material respects as of such date).

(b)    Officer’s Certificates. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

SECTION 2.    Sale and Delivery to Underwriters; Closing.

(a)    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as BofA Securities, Inc. (“BofAS”) in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,381,579 shares of Common Stock at the price per share set forth in Schedule A less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as BofAS in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)    Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Weil, Gotshal & Manges LLP at 767 Fifth Avenue, New York, NY 10153, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from BofAS to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. BofAS, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the General Disclosure Package.

SECTION 4.    Covenants of the Company. The Company agrees with the several Underwriters that:

(a)    Compliance with Securities Regulations and Commission Requests. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus or amend or supplement any Issuer Free Writing Prospectus without first furnishing the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing (other than filings made in the ordinary course of business by the Company pursuant to its reporting obligations under the 1934 Act that do not relate to the offering of the Securities) and will not file any such proposed amendment or supplement to which you reasonably object promptly after receipt of such amendment or supplement. The Company will comply with the requirements of Rule 430B and will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (A) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (B) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (C) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the 1933 Act, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose and (F) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2). The Company will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)    Compliance with Securities Regulations for General Disclosure Package. If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are being made, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package to comply with the 1933 Act or the 1934 Act or the respective rules thereunder, the Company promptly will (A) notify the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented; (B) amend or supplement, subject to the first sentence of paragraph (a) of this Section 4, the General Disclosure Package to correct such statement or omission or effect such compliance; and (C) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)    Compliance with Securities Regulations for Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the 1933 Act or the 1934 Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (A) notify the Representatives of any such event, (B) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (C) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as reasonably practicable in order to avoid any disruption in use of the Prospectus and (D) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)    Rule 158. As soon as reasonably practicable, the Company will make generally available to its security holders and to the Representatives an earning statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158.

(e)    Delivery of Registration Statements and Prospectuses. The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)    Blue Sky Qualifications. The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or taxation, in any jurisdiction where it is not now so subject.

(g)    Issuer Free Writing Prospectuses. The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company (in each case, which consent shall not be unreasonably delayed, withheld or conditioned), it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or the Underwriters with the Commission or retained by the Company or the Underwriters under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 4(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B-2 hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and, pursuant to reasonable procedures developed in good faith, record keeping.

(h)    Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of common stock or other securities, in cash or otherwise; provided that the restrictions described in this paragraph shall not apply to (i) any transactions pursuant to equity incentive or stock option plans reported on the Company’s Proxy Statement filed with the Commission on April 2, 2019 or Annual Report on Form 10-K for the year ended December 30, 2018 or on the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2019 or (ii) the exercise of any option or warrant or the conversion or exchange of any convertible or exchangeable securities outstanding as of the date of this Agreement.

(i)    Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(k)    Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Securities on the Nasdaq Global Select Market.

SECTION 5.    Payment of Expenses.

(a)    Expenses. The Company agrees to pay or cause to be paid the costs and expenses relating to the following matters: (A) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (B) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary

Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (C) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes or other duties payable in connection with the original issuance and sale of the Securities; (D) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (E) the fees and expenses of any transfer agent or registrar for the Securities (F) the transportation and other costs and expenses incurred by or on behalf of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities; (G) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Select Market; (H) the fees and expenses of the Company’s accountants, eOne’s accountants and the fees, expenses of counsel (including local and special counsel) for the Company; and (I) all other costs and expenses incident to the performance by the Company of its obligations hereunder, it being understood that except as provided in Section 7, Section 8, Section 9 and this Section 5(a), the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel.

SECTION 6.    Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)    Effectiveness of Prospectus. The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Rule 401(g)(2) or pursuant to Section 8A under the 1933 Act shall have been instituted or threatened.

(b)    Opinion of Counsel for Company. The Company shall have requested and caused Cravath, Swaine & Moore LLP, counsel for the Company, to have furnished to the Representatives their opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives in form and substance reasonably satisfactory to the Representatives.

(c)    Opinion of Tarrant Sibley. The Representatives shall have received from Tarrant Sibley, Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company, his opinion, dated the Closing Date and addressed to the Representatives in form and substance reasonably satisfactory to the Representatives.

(d)    Opinion of Counsel for Underwriters. The Representatives shall have received from Weil, Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, including a negative assurance statement, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the General Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)    Officers’ Certificate. The Company shall have furnished to the Representatives a certificate of the Company, signed by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration

Statement, the General Disclosure Package, the Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)    the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)    since the date of the most recent financial statements of the Company and its subsidiaries included in the General Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(f)    Accountants’ Comfort Letter. At the date hereof and at the Closing Date, the Company shall have requested and caused KPMG LLP, the Company’s independent registered public accounting firm and PricewaterhouseCoopers LLP, eOne’s independent registered public accounting firm, to furnish to the Underwriters letters, dated respectively as of the date hereof and as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters with respect to the audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)    No Material Changes. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (A) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (B) any change, or any development reasonably likely to result in a change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (A) or (B) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(h)    Approval of Listing. At the Closing Date, the Securities shall have been approved for listing on the Nasdaq Global Select Market (“Nasdaq”), subject only to official notice of issuance.

(i)    Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

(j)    Maintenance of Rating. Since the execution of this Agreement, there shall not have been (i) any withdrawal of or decrease in the rating of any of the Company’s debt securities below Baa3 at Moody’s Investors Service, Inc. (“Moody’s”), below BBB- at S&P Global Ratings, a division of S&P Global, Inc. (“S&P”) or below BB+ at Fitch Ratings, Inc. (“Fitch”) or (ii) any notice given of any such intended or potential decrease in or withdrawal of any such rating below Baa3 at Moody’s, below BBB-at S&P or below BB+ at Fitch.

(k)    Requests from Representatives. Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(l)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)    Officers’ Certificate. A certificate, dated such Date of Delivery, of the principal financial or accounting officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 6(e) hereof remains true and correct as of such Date of Delivery.

(ii)    Opinion of Counsel for Company. If requested by the Representatives, the favorable opinion of Cravath Swaine & Moore LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.

(iii)    Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Weil, Gotshal & Manges LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(d) hereof.

(iv)    Opinion of Tarrant Sibley. If requested by the Representative, the favorable opinion of Tarrant Sibley, Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(v)    Bring-down Comfort Letter. If requested by the Representatives, a letter from each of KPMG LLP, the Company’s independent registered public accounting firm and PricewaterhouseCoopers LLP, eOne’s independent registered public accounting firm, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters to be dated as of the Closing Date and furnished to the Representatives pursuant to Section 6(f) hereof, except that the “specified date” in each letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(m)    Termination of Agreement. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

SECTION 7.    Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 4 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

SECTION 8.    Indemnification.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 4(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in subsection (b) below. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (A) the sentences related to concessions and reallowances in the fourth paragraph under the section “Underwriting” and (B) the twelfth paragraph under the section “Underwriting” in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (A) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (B) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (C) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any one such proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to a single firm of local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed promptly following a documented request for reimbursement. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes (A) an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9.    Contribution. In the event that the indemnity provided in paragraph (a), (b) or (c) of the above Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. Notwithstanding the provisions of this Section 9, in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. Notwithstanding the provisions of this Section 9, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 9.

SECTION 10.    Default by One or More of the Underwriters. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule A hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of the Securities set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company except that the provisions of Sections 5(a), 7, 8, 9, 12 and 17 shall at all times be effective and shall survive such termination. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the General Disclosure Package and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

SECTION 11.    Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (A) trading in the Company’s common stock shall have been suspended by the Commission or Nasdaq or trading in securities generally on either Nasdaq or the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (B) a banking moratorium shall have been declared either by Federal or New York State authorities, (C) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (D) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

SECTION 12.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Sections 8 and 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(a), 7, 8, 9 and 17 hereof shall survive the termination or cancellation of this Agreement.

SECTION 13.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to BofA Securities, Inc. at 50 One Bryant Park, New York, NY 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department, with a copy to: Facsimile: (212) 230-8730, Attention ECM Legal, to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number: (646) 291-1469 and to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, Fax: (212) 834-6081; notices to the Company shall be directed to it at 1011 Newport Avenue, Pawtucket, Rhode Island 02861, Attention: Attention: Tarrant Sibley, Executive Vice President, Chief Legal Officer and Corporate Secretary.

SECTION 14.    No Fiduciary Duty. The Company hereby acknowledges that (A) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (B) the Underwriters are acting as principals and not as agents or fiduciaries of the Company and (C) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

SECTION 15.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 16.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 17.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSERY OR DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

SECTION 18.    Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (other than those arising out of or relating to the Arrangement Agreement or the consummation of the Proposed Acquisition). The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

SECTION 19.    Waiver of Trial by Jury. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 20.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21.    Effect of Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

SECTION 22.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

HASBRO, INC.

By:	/s/ Deborah Thomas
Name:	Deborah Thomas
Title:	Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED,

            as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Tucker Williamson
Name:	Tucker Williamson
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Hugh Paisley
Name:	Hugh Paisley
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Alice Takhtajan
Name:	Alice Takhtajan
Title:	Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The public offering price per share for the Securities shall be $95.00.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $92.15, being an amount equal to the public offering price set forth above less $2.85 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
BofA Securities, Inc.	2,486,845
J.P. Morgan Securities LLC	1,565,789
Citigroup Global Markets Inc.	1,197,368
Citizens Capital Markets, Inc.	1,059,210
MUFG Securities Americas Inc.	736,842
Scotia Capital (USA) Inc.	736,842
SunTrust Robinson Humphrey, Inc.	736,842
BBVA Securities Inc.	230,263
Huntington Investment Company	230,263
SMBC Nikko Securities America, Inc.	230,263

Total	9,210,527

SCHEDULE B-1

Pricing Terms

1.    The Company is selling 9,210,527 shares of Common Stock.

2.    The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,381,579 shares of Common Stock.

3.    The public offering price per share for the Securities shall be $95.00.

SCHEDULE B-2

Free Writing Prospectuses

None.

SCHEDULE C

List of Persons Subject to Lock-up

1.	Kenneth A. Bronfin

2.	Michael R. Burns

3.	Tom Courtney

4.	Hope F. Cochran

5.	Sir Crispin H. Davis

6.	Stephen Davis

7.	Lisa Gersh

8.	Brian D. Goldner

9.	John A. Frascotti

10.	Alan G. Hassenfeld

11.	Dolph Johnson

12.	Tracy A. Leinbach

13.	Edward M. Philip

14.	Tarrant Sibley

15.	Richard S. Stoddart

16.	Deborah M. Thomas

17.	Wiebe Tinga

18.	Mary Beth West

19.	Linda K. Zecher

Exhibit A

Form of lock-up from directors and officers pursuant to Section 6(k)

[●], 2019

BOFA SECURITIES, INC.

One Bryant Park

New York, New York 10036

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

as Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement (the “Underwriters”)

Re:    Proposed Public Offering by Hasbro. Inc.

Ladies and Gentlemen:

The undersigned, a stockholder and an officer and/or director of Hasbro, Inc., a Rhode Island corporation (the “Company”), understands that BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives (the “Representatives”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares of the Company’s common stock, par value $0.50 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, the “Lock-Up Securities”), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires beneficial ownership as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, submit or cause to be filed or submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), or publicly disclose the intention to do any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities during the Lock-Up Period without the prior written consent of the Representatives in any of the following cases, provided that (1) in the case of the transfers described in any of clauses (i), (ii), (iii), (iv), (v) and (xiii), the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, transferee nominee or custodian, as the case may be, and such transfer shall not constitute a disposition for value, and (2) the undersigned does not voluntarily effect any public filing or report, and no such public filing or report is required, regarding such transfers, other than, in the case of the transfers described in any of clauses (vi) through (xi), filings on one or more Forms 4 pursuant to Section 16(a) of the Exchange Act or Form 144 under the Securities Act, that include the reason for such transfer:

(i)    as a bona fide gift or gifts; or

(ii)    to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)    as a distribution to limited partners or stockholders of the undersigned; or

(iv)    to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v)    by will or intestacy or by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; or

(vi)    (a) in accordance with the terms of a 10b5-1 Plan under the Exchange Act (“10b5-1 Plan”) in existence as of the date hereof without any further amendment or modification; or (b) in connection with the establishment of a 10b5-1 Plan after the date hereof, provided that, in the case of this clause (b), no sales or dispositions pursuant to such 10b5-1 Plan occur during the Lock-Up Period; or

(vii)    resulting from the sales of the undersigned’s shares of Common Stock held as of the date hereof through the Company’s 401(k) plan existing as of the date hereof and pursuant to portfolio balancing opportunities provided by the terms of such 401(k) plan; or

(viii)    resulting from the forfeiture, cancelation, withholding, surrender or delivery of the undersigned’s shares of Common Stock to satisfy any income, employment or social security tax withholding or remittance obligations in connection with the vesting during the Lock-Up Period of any restricted stock unit, restricted stock, performance contingent stock, stock options or other equity interests; or

(ix)    to the Company or its subsidiaries upon death, disability or termination of employment, in each case, of the undersigned; or

(x)    to the Company or its subsidiaries (a) in connection with the exercise or vesting of outstanding options, warrants, restricted stock units, restricted stock, performance contingent stock or other equity interests granted pursuant to the Company’s equity incentive plans, including transfers deemed to occur upon the “net” or “cashless” exercise of options, or (b) for the sole purpose of paying the exercise price of such options, warrants, restricted stock units or other equity interests or for paying taxes (including estimated taxes) due as a result of the exercise or vesting of such options, warrants, restricted stock units, restricted stock, performance contingent stock or other equity interests or as a result of the vesting of Common Stock under restricted stock awards pursuant to the Company’s employee benefit plans; or

(xi)    pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a “change of control” (as defined below) of the Company, provided that if such transaction is not consummated, the undersigned’s Lock-Up Securities shall remain subject to the restrictions set forth herein; or

(xii)    as required by applicable law or pursuant to an order of a court or regulatory agency of competent jurisdiction; or

(xiii)    to a nominee or custodian of a person or entity to whom transfer would be otherwise be permissible under clauses (i) through (v) of this lock-up agreement.

Furthermore, during the Lock-Up Period the undersigned may sell shares of Common Stock purchased by the undersigned on the open market following the Public Offering if and only if (A) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (B) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

As used herein, “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of the voting share capital of the Company.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. The undersigned understands that, if the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall automatically be released from all obligations under this lock-up agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this lock-up agreement.

THIS LOCK-UP AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

[Signature Page Follows]

Very truly yours,

Signature:

Print Name:

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